Exhibit 10.13

Execution Version

THIRD AMENDMENT
TO CREDIT AGREEMENT

THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of April 29, 2016 to that certain Credit Agreement, dated as of August 20, 2015 (as amended as of January 4, 2016, as further amended as of March 24, 2016 and as further amended, supplemented, waived or otherwise modified, the “Credit Agreement”; capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement), among LBM Midco, LLC, a Delaware limited liability company (“Holding”), LBM Borrower, LLC, a Delaware limited liability company (the “Parent Borrower”), the Lenders party hereto (the “Consenting Lenders”) and ROYAL BANK OF CANADA, as Swingline Lender, Issuing Bank, Collateral Agent and Administrative Agent for the several banks and other financial institutions from time to time party to the Credit Agreement (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Parent Borrower wishes to make certain amendments to the Credit Agreement set forth herein;

WHEREAS, pursuant to Subsection 11.1 of the Credit Agreement, Holding, the Parent Borrower, the Administrative Agent and the Consenting Lenders have agreed to the amendment of the Credit Agreement on the terms and conditions set forth herein; and

WHEREAS, the Consenting Lenders hold Commitments representing a majority of the aggregate Commitments under the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION ONE - Credit Agreement Amendments, Waiver and Consent.

(a)                                 Subject to the satisfaction of the condition set forth in Section Two, Subsection 7.1(a) of the Credit Agreement is hereby amended by replacing the words “the 120th day” (such date, the “Original Delivery Date”) with the words “the 135th day” (such date, the “Extended Delivery Date”).

(b)                                 In connection with the information required (the “Required Information”) to be furnished to the Administrative Agent under the Credit Agreement following the end of the Fiscal Year ending December 31, 2015 on or prior to the Extended Delivery Date, so long as the Required Information is so delivered on or prior to the Extended Delivery Date, the Consenting Lenders hereby waive (x) any existing or future Default or Event of Default that may arise directly or indirectly under Section 9.1(e) of the Credit Agreement as a result of or in connection with any failure to deliver any financial statements or other financial information for the Fiscal Year ending December 31, 2015 (or related information and/or certifications) in accordance with the terms of any of the Loan Documents, the First Lien Loan Documents and/or the Second Lien

Loan Documents on or prior to the Original Delivery Date, and (y) any action taken or any failure to take action while any such existing or future Default or Event of Default was continuing to the extent such action or failure to take action would have been permitted but for the existence of such Default or Event of Default.

SECTION TWO — Condition to Effectiveness. This Third Amendment shall become effective on the date (the “Effective Date”) when each of the following conditions have been satisfied:

(1) Holding, the Parent Borrower, the Administrative Agent and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered such counterpart to the Administrative Agent;

(2) the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, of the Parent Borrower dated as of the Effective Date signed by a Responsible Officer of the Parent Borrower certifying as to the matters set forth in clauses (3), (4) and (5) below;

(3) each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party shall be true and correct in all material respects (provided that any such representation and warranty which is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Effective Date as if made on and as of such date (except to the extent such representation and warranty speaks to an earlier date, in which case such representation and warranty shall be true and correct in all material respects on and as of such earlier date);

(4) the representations and warranties in Section 3 of this Third Amendment shall be true and correct in all material respects (provided that any such representation and warranty which is qualified as to “materiality”, “material adverse effect” or similar language shall be true and correct in all respects (after giving effect to any such qualification therein)) on and as of the Effective Date;

(5) no Default or Event of Default shall have occurred and be continuing on the Effective Date or after giving effect to the effectiveness hereof; and

(6) each Guarantor shall have delivered a duly executed counterpart of the acknowledgment and consent attached to this Third Amendment (the “Acknowledgment”) to the Administrative Agent.

SECTION THREE - Representations and Warranties.

As of the date hereof, the Parent Borrower represents and warrants as follows:

(1)                                 Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Parent Borrower), to the extent that the failure to be organized, existing and in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(2)                                 Corporate Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform, in the case of Holdings and the Parent Borrower, this Third Amendment and, in the case of each Guarantor, the Acknowledgment and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance thereof. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Third Amendment or the Acknowledgment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Third Amendment has been duly executed and delivered by the Parent Borrower and the Acknowledgment has been duly executed and delivered on behalf of each Guarantor. This Third Amendment constitutes a legal, valid and binding obligation of the Parent Borrower and the Acknowledgment and each other Loan Document to which any Loan Party is a party which has been executed and delivered constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(3)                                 No Legal Bar. The execution, delivery and performance of this Third Amendment or the Acknowledgment by any of the applicable Loan Parties (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens permitted under the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party, except (other than with respect to the Parent Borrower) as would not reasonably be expected to have a Material Adverse Effect.

(4)                                 No Default. On the date hereof after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing.

SECTION FOUR - Effect of Amendment.

(1) Except as expressly set forth herein, this Third Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent, any Lender or any Loan Party under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which (including with respect to the security interests and liens granted to the Agents and the other Secured Parties under the Loan Documents) are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Third Amendment, each reference to the Credit Agreement in the Loan Documents and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, mean and be a reference to the Credit Agreement as amended by this Third Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Third Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

(2) Without limiting the foregoing, each of the Loan Parties party to the Guarantee and Collateral Agreement or any other Security Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Guarantee and Collateral Agreement and the other Security Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms each Lien granted by each Loan Party to the Collateral Agent for the benefit of the Secured Parties and reaffirms the guaranties made pursuant to the Guarantee and Collateral Agreement, (iii) acknowledges and agrees that the grants of security interests by and the guaranties of the Loan Parties contained in the Guarantee and Collateral Agreement and the other Security Documents are, and shall remain, in full force and effect after giving effect to the Third Amendment, and (iv) agrees that the Borrower Obligations and the Guarantor Obligations (each as defined in the Guarantee and Collateral Agreement) include, among other things and without limitation, the prompt and complete payment and performance by the Borrowers when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on any Loan incurred after the Effective Date pursuant to the Credit Agreement, as amended by this Third Amendment.

SECTION FIVE - Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Subsection 11.6 of the Credit Agreement.

SECTION SIX - Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION SEVEN - Counterparts. This Third Amendment may be executed by one or more of the parties to this Third Amendment on any number of separate counterparts (including by telecopy and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Third Amendment signed by all the parties shall be delivered to the Borrower Representative and the Administrative Agent.

SECTION EIGHT - Governing Law, etc. The provisions of the Credit Agreement under the headings “Governing Law”, “Submission to Jurisdiction; Waivers” and “Waiver of Jury Trial” are incorporated by reference herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

LBM BORROWER, LLC

By:	/s/ Brian Hein
	Name:	Brian Hein
	Title:	Assistant Vice President

LBM MIDCO, LLC

By:	/s/ Matthew S. Edgerton
Name:	Matthew S. Edgerton
Title:	Vice President

ROYAL BANK OF CANADA
as the Administrative Agent

By:	/s/ Ann Hurley
Name:	Ann Hurley
Title:	Manager, Agency

LENDERS:	ROYAL BANK OF CANADA

	By:	/s/ Philippe Pepin
	Name:	Philippe Pepin
	Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Max Wallins
Name:	Max Wallins
Title:	Authorized Signatory

SUNTRUST BANK

By:	/s/ Michael Dembski
Name:	Michael Dembski
Title:	Director

BARCLAYS BANK PLC

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Laura Wheeland
Name:	Laura Wheeland
Title:	Vice President

CITY NATIONAL BANK, A NATIONAL BANKING ASSOCIATION

By:	/s/ David Knoblauch
Name:	David Knoblauch
Title:	SVP

Each Guarantor acknowledges and consents to each of the foregoing provisions of this Third Amendment. Each Guarantor further acknowledges and agrees that all Obligations with respect to the Commitments and the Loans under the Credit Agreement as modified by this Third Amendment shall be fully guaranteed and secured pursuant to the Guarantee and Collateral Agreement and the other applicable Loan Documents to which such Guarantor is a party in accordance with the terms and provisions thereof.

[Signature Page to follow]

GUARANTORS:

LBM MIDCO, LLC

US LBM HOLDINGS, LLC

BEP/LYMAN, LLC

MUSSELMAN LUMBER - US LBM, LLC

DIRECT CABINET SALES - US LBM, LLC

SHELLY ENTERPRISES - US LBM, LLC

STANDARD SUPPLY & LUMBER - US LBM, LLC

COASTAL ROOFING SUPPLY - US LBM, LLC

LUMBER SPECIALTIES - US LBM, LLC

FOND DU LAC PROPERTY - US LBM, LLC

EAST HAVEN BUILDERS SUPPLY - US LBM, LLC

BELLEVUE BUILDERS SUPPLY - US LBM, LLC

KENTUCKY INDIANA LUMBER - US LBM, LLC

DESERT LUMBER - US LBM, LLC

JONES LUMBER - US LBM, LLC

BEAR TRUSS - US LBM, LLC

BEAR TRUSS PROPERTY, LLC

H & H LUMBER - US LBM, LLC

AMERICAN MASONS & BUILDING SUPPLY – US LBM, LLC

LS PROPERTY, LLC

RICHARDSON GYPSUM - US LBM, LLC

UNIVERSAL SUPPLY COMPANY, LLC

WISCONSIN BUILDING SUPPLY - US LBM, LLC

WALLBOARD SUPPLY COMPANY - US LBM, LLC

LAMPERT YARDS - US LBM, LLC

HINES BUILDINGS SUPPLY - US LBM, LLC

KIRKLAND PROPERTY - US LBM, LLC

HAMPSHIRE PROPERTY - US LBM, LLC

EHBS MANCHESTER PROPERTIES, LLC

JOHN H. MYERS & SON - US LBM, LLC

ROSEN MATERIALS OF NEVADA LLC

ROSEN BRICK AMERICA, LLC

ROSEN MATERIALS, LLC

FELDMAN LUMBER – US LBM, LLC

GOLD & REISS – US LBM, LLC

LOUMAC DISTRIBUTORS – US LBM, LLC

GBS BUILDING SUPPLY – US LBM, LLC

GBS PROPERTY, LLC

BUILDING SUPPLY ASSOCIATION – US LBM, LLC

POULIN LUMBER – US LBM, LLC

GUARANTORS (Continued):

GYPSUM ACQUISITION, LLC

NEXGEN – US LBM, LLC

NEXGEN PROPERTY, LLC

PARKER’S BUILDING SUPPLY – US LBM, LLC

DARBY DOORS, LLC

TOTAL TRIM, LLC

ALCO DOORS, LLC

By:	/s/ Brian Hein
Name:	Brian Hein
Title:	Authorized Representative

GUARANTORS (Continued): B&C FASTENERS, INC.

By:	/s/ Rick Kolaczewski
Name:	Rick Kolaczewski
Title:	Director